CONSENT OF INDEPENDENT ACCOUNTANts

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-3 of our reports as of the dates and relating to the financial statements of the companies listed below, which appear on the following pages of the current report on Form 8-K of Veterinary Centers of America, Inc. dated July 3, 1996:

           COMPANY              DATE OF REPORT      PAGE REFERENCE

The Pet Practice, Inc.          March 22, 1996           F-21

Professional Veterinary         March 29, 1995           F-36
Hospitals of America, Inc.

        We also consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-3 of our report dated September 12, 1995, relating to the financial statements of Pets' Rx, Inc., which appears in the amended Current Report on Form 8-K/A of Veterinary Centers of America, Inc. dated July 16, 1996.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Philadelphia, PA

January 24, 1997



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